As filed with the Securities and Exchange Commission on June 17, 2004

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

TARGETED GENETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1549568 (I.R.S. Employer Identification No.)

1100 Olive Way, Suite 100
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

TARGETED GENETICS CORPORATION
1999 STOCK OPTION PLAN
(Full title of the plan)

H. STEWART PARKER
President and Chief Executive Officer
Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington 98101
(206) 623-7612
(Name, address and telephone number, including area code, of agent for service)
______________________
Copies to:

Stephen M. Graham, Esq. Eric S. Carnell, Esq. Orrick, Herrington & Sutcliffe LLP 719 Second Avenue, Suite 900 Seattle, Washington 98104 (206) 839-4300	Jonathan K. Wright, Esq. General Counsel Targeted Genetics Corporation 1100 Olive Way, Suite 100 Seattle, Washington 98101 (206) 623-7612

______________________

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Number to Be	Proposed Maximum	Aggregate Offering	Amount of
to Be Registered	Registered(1)	Offering Price Per Share(2)	Price(2)	Registration Fee
Common Stock, par value $0.01 per share, authorized but unissued under the 1999 Stock Option Plan, as amended	6,000,000	$1.575	$9,450,000	$1,198

(1)	This registration statement shall also cover any additional shares of common stock that may become issuable under the 1999 Stock Option Plan, as amended, being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share is estimated to be $1.575, based on the average of the high and low prices of the registrant’s common stock on June 16, 2004, as reported on the NASDAQ SmallCap Market.

Item 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 10.1
EXHIBIT 23.1

REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by Targeted Genetics Corporation, or Targeted Genetics, for the purpose of registering an additional 6,000,000 shares of common stock, par value $0.01 per share, issuable by Targeted Genetics pursuant to the Targeted Genetics Corporation 1999 Stock Option Plan, as amended, or the 1999 Plan, as amended and restated March 22, 2004. Pursuant to General Instruction E of Form S-8, we incorporate by reference into this registration statement the contents of our registration statement on Form S-8 relating to the 1999 Plan that we filed with the Securities and Exchange Commission on May 14, 1999, file number 333-78523, and that remains effective.

Item 8. EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered
10.1	Targeted Genetics Corporation 1999 Stock Option Plan, as amended and restated March 22, 2004
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on this 17th day of June, 2004.

TARGETED GENETICS CORPORATION
By:	/s/ H. STEWART PARKER
H. STEWART PARKER
PRESIDENT AND CHIEF EXECUTIVE OFFICER

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints H. Stewart Parker and Todd E. Simpson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on this 17th day of June, 2004.

Signature	Title
/S/ H. STEWART PARKER H. STEWART PARKER	President, Chief Executive Officer (Principal Executive Officer) and Director
/S/ TODD E. SIMPSON TODD E. SIMPSON	Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)
/S/ JEREMY L. CURNOCK COOK JEREMY L. CURNOCK COOK	Chairman of the Board and Director
/S/ JACK L. BOWMAN JACK L. BOWMAN	Director
/S/ JOSEPH M. DAVIE JOSEPH M. DAVIE	Director
/S/ LOUIS P. LACASSE LOUIS P. LACASSE	Director

/S/ NELSON L. LEVY NELSON L. LEVY, PH.D., M.D.	Director
/S/ MARK H. RICHMOND MARK H. RICHMOND, PH.D	Director

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered
10.1	Targeted Genetics Corporation 1999 Stock Option Plan, as amended and restated March 22, 2004
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)

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